SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED):  MAY 14, 2004

                           COMMISSION FILE NO. 0-49628


                            TELEPLUS ENTERPRISES, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             NEVADA                                        98-0045023
-----------------------------------          -----------------------------------
(STATE  OR  OTHER  JURISDICTION  OF          (IRS EMPLOYER  IDENTIFICATION  NO.)
INCORPORATION  OR  ORGANIZATION)



           465 St. Jean, Suite 601, Montreal, Quebec, Canada H2Y 2R6
------------------------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                 (514) 344-0778
                     --------------------------------------
                            (ISSUER TELEPHONE NUMBER)


                                      N/A
                      -----------------------------------
                           (FORMER NAME AND ADDRESS)

ITEM  2.   ACQUISITION  OR DISPOSITION OF ASSETS.

     On May 14, 2004, Teleplus Enterprises Inc. ("TelePlus") purchased 100% of the issued and outstanding shares of Smart Cell Ltd. ("Smart Cell"), a British Colombia Corporation. At the time of the transaction Smart Cell had the Following assets & Liabilities:

(a)     The  Accounts  Receivable;
(b)     The  Inventory;
(c)     The  Prepaid Expenses and Deposits;
(d)     The  Computer  Hardware;
(e)     The  Computer  Software;
(f)     The  Leasehold  Improvements;
(g)     The  Office  Equipment  and  Furniture;
(h)     Accounts payable; and
(i)     Loans Payable;

     Smart Cell used the assets in its Fido dealerships that primarily sold Fido Products and related accessories in the greater Vancouver area of Canada. TelePlus will work with Smart Cell's management to review and make changes to Smart Cell's product portfolio.

     TelePlus purchased Smart Cell from the following majority shareholders who owned 100% of the issued and outstanding shares of Smart Cell's at the time of TelePlus' purchase: Raghbir Riarh, Kanwaljit Riarh, David Sidhu, Lovely Sidhu, and Sukhjit Sandher (collectively referred to herein as the "Seller"). Neither TelePlus nor its affiliates, directors, officers or associates of TelePlus' Directors or officers had a relationship with the Seller prior to the purchase. TelePlus used its own cash and newly issued treasury stock to purchase Smart Cell. TelePlus purchased Smart Cell on the following terms:

i) TelePlus shall issue an aggregate of 525,000 restricted shares of its common stock, $.001 par value per share ("TelePlus Common Stock") to Seller as follows: TelePlus shall issue 285,000 restricted shares of TelePlus Common Stock to Seller at Closing, and, beginning 90 days from Closing, an additional 60,000 restricted shares for the next four quarters (or an aggregate 240,000 additional restricted shares). If the Smart Cell Stores do not collectively generate sales of at least CDN$2,4M ("Minimum Store Revenue") in the year immediately after Closing (for the purposes of this calculation, the one year period for the Main Street Store and the Sixth Store will commence for each such store on the date of their respective opening) (the "One-Year Period"), the Stock Compensation payable to the Seller shall be reduced. TelePlus will pay Seller in cash 60% of the value of the Net Assets of Smart Cell on Closing.
ii) As soon as reasonably possible after Closing and no later than September 1, 2004, TelePlus will pay Seller the net amount, if any, of Smart Cell's Accounts Receivable less Accounts Payable (the "Net Receivables") by way of a certified check or wire transfer as directed by Seller.
iii) TelePlus will issue Seller up to an aggregate of 450,000 shares of TelePlus Common Stock based on the Company's and Smart Cell's performance in British Columbia, Alberta, Saskatchewan and Manitoba ("Western Canada") and through any other stores designated by Seller and TelePlus as a "Seller Managed Store" over a five-year period beginning six months after Closing.

     The following is a summarized description of Smart Cell's business prior to the share acquisition. TelePlus intends to capitalize on the achievements of Smart Cell by using Smart Cell's assets to create shareholder value.

DESCRIPTION  OF  THE  BUSINESS AND PRINCIPAL PRODUCTS

     Smart Cell currently operates 5 wireless stores in the Vancouver area selling primarily FIDO wireless products and related accessories. Prior to the acquisition Smart Cell intended to open its 6 store also in the Vancouver area. Smart Cell caters its marketing efforts to people who are either native to, or have ancestry from, the country of India.

     Smart Cell also sells a variety of GSM unlocked handsets. TelePlus will work with Smart Cell and its management to evaluate Smart Cell's product offering and introduce new products as needed to increase same store sales.

COMPETITIVE BUSINESS CONDITIONS

     Smart Cell faces competition from different retail players including retail shops that are operated by wireless carriers, large surface retailers and specialized wireless and telephone shops.

Wireless  Carriers'  Shops
--------------------------

Smart Cell faces competition from the wireless carriers established corporate stores and/or dealers. In this area Smart Cell's primary competitors are the following:

o     Bell World
o     Rogers AT&T
o     Telus Mobility
o     Fido

The above stated retailer outlets in all cases sell only the wireless products and services of their respective carrier. In addition, these retail outlets in all cases except Bell World do not promote any other services than wireless products.

Large  Surface  Retailers
-------------------------

Smart Cell also competes against large surface retailers, however, they only promote wireless boxed products with limited customer support. The largest players in Canada are:

o     FutureShop
o     Office Depot
o     Best Buy

Specialized Wireless & Phone Retailers
--------------------------------------

Smart Cell also competes against wireless specialty stores

o Wireless Wave operates 70 stores primarily in Western Canada and Toronto, and its product line is limited to wireless products and services.

o Radio Shack operates 900 stores across Canada, and sells the wireless services of Rogers AT&T in addition to a variety of phone products and services.

Others
------

     In addition to the above-mentioned competitors, Smart Cell faces competition from a variety of independent retailers promoting one to a few wireless carriers' products and services. In the last year, however, wireless carriers have been limiting their issuance of new retail licenses and some of them have even started reducing the number of issued retail licenses to consolidate their efforts with larger customers such as Smart Cell. This trend is expected to continue in the coming year and it should prevent the upcoming of additional competitors in the marketplace; thus, protecting Smart Cell's market-share.

NO  DEPENDENCE  ON  ONE  OR  A  FEW  CUSTOMERS

     Smart Cell is currently not dependent on any one customer. It is dependent on 1 supplier, Microcell Solutions Inc. (FIDO) which currently represents over 90% of Smart Cell's total purchases. TelePlus will work with Smart Cell's management to review and make changes to Smart Cell's product portfolio.

PATENTS,  TRADEMARKS  &  LICENSES

Smart Cell does not own any patents, trademarks, licenses or other intellectual property rights.

NEED  FOR  GOVERNMENT  APPROVAL

Smart Cell  does  not  need  any  government  approval.

EMPLOYEES

Smart Cell has a total of 15 employees, 10 of which are full time.

DESCRIPTION  OF  PROPERTY

     Smart Cell currently has in place 6 leases for various properties. 5 retail store leases and 1 lease for its head office. Smart Cell's retail stores vary in size from 200 to 1,300 square feet. Smart Cell's head office is 800 square feet and is located in an office building. The leases are of different length ranging from 1 years to 5 years. Smart Cell pays an aggregate CDN $11,895 per month for these leases.

LEGAL  PROCEEDINGS

     As of the date of filing of this report, Smart Cell was neither a party to nor aware of any legal proceedings involving Smart Cell.

RELATED PARTY TRANSACTIONS

     As part of the purchase transaction Smart Cell executed employment agreements with all key company executives and managers.

RISKS:

Business Risk:
--------------

o    Limited  duration  of agreements in place with major wireless carriers.
     -------------------------------
     Smart Cell's current sales volumes have enabled the firm to build strong relationships with a variety of wireless and communication partners thus, minimizing the risks associated with the non-renewal of any of Smart Cell's agreements.

o    No  product exclusivity. The current market consolidation undertaken by the
     -----------------------
     major wireless carriers limits Smart Cell's risk associated with no product exclusivity as new retail players can't readily get access to the products and services offered by the firm;

o    Rapid  product  obsolescence.  The  wireless and communication market place
     ----------------------------
     face rapid product obsolescence requiring Smart Cell to maintain short inventory cycles and technically enabled sales consultants;

o    Price  erosion. Smart cell is faced with high price elasticity resulting in
     --------------
     the erosion of its margin on certain products. Price wars oftentimes occur in the wireless industry which could have a negative impact on Smart Cell's profit margins.

o    Issuance  of  a  large number of wireless licenses increasing the number of
     ---------------------------------------------------------------------------
     competitors.  Wireless carriers could revert to the issuance of additional
     -----------
     wireless licenses which could increase the number of competitors. Such issuance could reduce Smart Cell's same store sales and erode its profit margins which would have a materially adverse effect on Smart Cell's business operations.

o    Smart Cell's  ability  to  hire and retain experienced industry
     ---------------------------------------------------------------
     professionals. Smart Cell requires the services of skilled professionals
     -------------
     which, if unavailable, Could adversely effect Smart Cell's performance.

Financial Risk:
---------------

o    Smart Cell's ability to secure competitive pricing arrangements in a market
     ---------------------------------------------------------------------------
     dominated by larger retailers with higher financial resources. Profit
     -------------------------------------------------------------
     margins in the wireless industry are low. Competitors that are larger than Smart Cell and that have more resources than Smart Cell have the ability to reduce their prices significantly lower than current prices that would further reduce profit margins. Should such an event occur and Smart Cell choose not to offer competitive prices, Smart Cell could lose its market share. If the Smart Cell chose to compete, the reduction in profit margin would have a material adverse effect on Smart Cell's business operations and adversely affect Smart Cell's profitability. Smart Cell's ability to achieve economies of scale is critical to Smart Cell's long-term viability.

o    Smart Cell's capacity to secure required financing. Smart Cell will require
     --------------------------------------------------
     additional financing to growth its operations which it may or not have the ability to secure. There can be no assurance that any new capital will be available to Smart Cell or that additional funds, if any, will be sufficient to fund Smart Cell's growth when needed or on terms satisfactory to Smart Cell. Smart Cell does not have any commitments from its officers or directors or from TelePlus to provide such additional funding. If Smart Cell does not receive such Additional funding, it will hinder its ability to expand its operations.

Economic Risk:
--------------

o    Uncertain  growth  in  market  demand. Current market conditions indicate a
     -------------------------------------
     strong growth of wireless products in the upcoming years. Nevertheless technological development and unstable economic growth may affect current forecast which could adversely affect Smart Cell's revenues and profitability.

ITEM 5. OTHER EVENTS.

As a result of the purchase of Smart Cell, Marius Silvasan, TelePlus' Chief Executive Officer, was appointed Smart Cell's President and Chief Executive Officer.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements of Smart Cell Ltd.

(a) Financial Statements of Businesses Acquired To Be Provided

(b) Pro Forma Financial Information To Be Provided

(c)  Exhibits:

     10.1   Stock Purchase Agreement


                                   Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Teleplus Enterprises, Inc.


May 20,  2004                              /s/  Marius  Silvasan
                                               --------------------------
                                               Marius  Silvasan
                                               Chief  Executive  Officer

Exhibit 10.1


                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made effective as of
                                          ---------
the      day of May, 2004, by and among TelePlus Enterprises, Inc., a Nevada corporation (being herein referred to as "Purchaser," "TelePlus" or the
                                          ---------    --------
"Company"), and persons executing this Agreement listed on the signature page hereto (collectively being herein referred to as the "Seller"). Purchaser and
                                                      ------
Seller are herein collectively referred to as the "Parties."
                                                   -------

                             PRELIMINARY STATEMENTS
                             ----------------------

A. Smart Cell Ltd., a corporation amalgamated under the laws of the Province of British Columbia, Canada, ("Smart Cell"), currently owns and operates five
                                  ----------
(5) Fido Dealerships in Western Canada and plans to open a sixth Fido Dealership (the "Sixth Store", and together with the other five Fido Dealerships, the "Smart Cell Stores"). Information regarding the Smart Cell Stores and Smart Cell's executive offices is listed on Exhibit A, attached hereto.

B. Seller owns 100% of the issued and outstanding shares of common stock of Smart Cell and is willing to sell 100% of the issued and outstanding shares of common stock of Smart Cell (the "Common Stock").

C. Seller desires to sell the Common Stock to Purchaser, and Purchaser desires to purchase the Common Stock from Seller, on the terms, provisions and conditions set forth herein.

D. On Closing, TelePlus Enterprises, Inc. will possess all of the rights, title and interest, legal and equitable, in and to the Common Stock. As such, Smart Cell will be a wholly-owned subsidiary of TelePlus Enterprises, Inc.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Purchaser and Smart Cell do hereby agree as follows:

                                    ARTICLE I

                      PURCHASE AND SALE OF THE COMMON STOCK
                      -------------------------------------

     Section 1.01.  Purchase and Sale.  On the Closing Date and upon the terms
                    -----------------
and subject to the conditions set forth herein, the Seller shall deliver 100% of the issued and outstanding shares of Smart Cell Common Stock to the Purchaser free and clear of all liens, and Purchaser shall purchase the Common Stock from the Seller in accordance with Section 1.02 below.

     Section 1.02.  Purchase Price.  The purchase price (the "Purchase Price")
                    --------------                            --------------
for the Common Stock shall be equal to the aggregate of and be payable as follows:

i) Purchaser shall issue an aggregate of 525,000 restricted shares of its common stock, $.001 par value per share ("TelePlus Common Stock") to Seller as
                                          ---------------------
follows: Purchaser shall issue 285,000 restricted shares of TelePlus Common Stock to Seller at Closing, and, beginning 90 days from Closing, an additional 60,000 restricted shares for the next four quarters (or an aggregate 240,000 additional restricted shares). The restricted shares issued under this Section 1.02(i) are referred to as "Stock Compensation" and shall be allocated to Seller
                            ------------------
according to Exhibit B, Part I, attached hereto. If the Smart Cell Stores do not collectively generate sales of at least CDN$2,400,000 ("Minimum Store Revenue")
                                                        ---------------------
in the year immediately after Closing (for the purposes of this calculation, the one year period for the Main Street Store (as defined in Exhibit A) and the Sixth Store will commence for each such store on the date of their respective opening) (the "One-Year Period"), the Stock Compensation payable to the Seller
               ---------------
shall be reduced by an amount equal to 525,000 multiplied by one (1) minus the ratio which actual sales generated by the Smart Cell Stores during the One-Year Period ("Actual Sales") bears to the Minimum Store Revenue, which amount shall
         ------------
hereinafter be referred to as the "Reduced Shares".  For example, if Actual
                                   --------------
Sales are CDN$2,000,000, Stock Compensation will be reduced by 87,500 Reduced Shares (525,000 shares of TelePlus Common Stock multiplied by 1 minus Actual Sales divided by Minimum Store Revenue). The Parties hereby agree that Actual Sales will be determined by the Company's independent outside auditor. The Seller hereby agrees to return the Reduced Shares to the Purchaser for cancellation.

ii) Purchaser will pay Seller in cash 60% of the value of the Net Assets of Smart Cell on Closing. "Net Assets" shall mean the value of Smart Cell's total
                         ----------
assets being leasehold improvements, furniture and fixtures, equipment and inventory and shall not include Accounts Receivable or Accounts Payable (each as defined in subsection (iii) to be determined by mutual agreement of the Parties or by audited financial statements provided by an auditor mutually agreed upon by the Parties and paid for by Purchaser. 50% of the Cash Compensation (as defined below) will be due and payable at Closing. The remaining 50% of the Cash Compensation will be due and payable 90 days after Closing. The cash paid under this Section 1.02(ii) is referred to as "Cash Compensation" and shall be
                                               -----------------
allocated to Seller according to Exhibit B, Part II, attached hereto. All Cash Compensation shall be payable by way of a certified check or wire transfer as directed by Seller.

iii) As soon as reasonably possible after Closing and no later than September 1, 2004, Purchaser will pay Seller the net amount, if any, of Smart Cell's Accounts Receivable less Accounts Payable (the "Net Receivables") by way
                                                       ---------------
of a certified check or wire transfer as directed by Seller. The Net Receivables shall be allocated to Seller according to Exhibit B, Part II, attached hereto. The determination of the value of the Net Receivables shall be determined by mutual agreement of the Parties or by audited financial statements provided by an auditor mutually agreed upon by the Parties and paid for by Purchaser. "Accounts Receivable" means all amounts received by Smart Cell on account of receivables that arose prior to the date of Closing including without limitation all (a) commissions received from Microcell Solutions Inc. ("Microcell"), (b) in-store rebates received from Microcell (including activation and promotional credits), (c) value added services commissions received from Microcell, (d) rate plan bonuses received from Microcell, (e) hardware volume rebates, (f) RMA funds received from Microcell, (g) coop advertising funds received from Microcell, (h) Provincial Sales Tax receivables, and (i) Goods and Service Tax receivables. "Accounts Payable" shall include all loans (shareholder or otherwise) made to Smart Cell and all taxes payable by Smart Cell each as of the date of Closing.
iv) Purchaser will issue Seller up to an aggregate of 450,000 shares of TelePlus Common Stock based on the Company's and Smart Cell's performance in British Columbia, Alberta, Saskatchewan and Manitoba ("Western Canada") and
                                                       --------------
through any other stores designated by Seller and Purchaser as a "Seller Managed Store" over a five-year period beginning six months after Closing. The TelePlus Common Stock issued under this Section 1.02(iv) is referred to as "Performance
                                                                   -----------
Shares" and shall be allocated to Seller according to Exhibit B, Part III,
-----
attached hereto. The Performance Shares are issuable as follows: Purchaser shall issue one share of TelePlus Common Stock for every CDN$30 of gross revenue generated through sales of Smart Cell or the Company in Western Canada or through any store designated by Seller and Purchaser as a "Seller Managed Store" and one share of TelePlus Common Stock for every CDN$7 of net profit generated by Smart Cell or the Company in Western Canada or through any store designated by Seller and Purchaser as a "Seller Managed Store" up to a maximum of 450,000 shares of TelePlus Common Stock. The Performance Shares will be issued on an annual basis and will be restricted stock with a par value of $.001 per share. For greater certainty, the Parties acknowledge that (i) the Performance Shares are payable whether or not any of the Sellers are employed by Smart Cell or the Purchaser and (ii) the Smart Cell Stores are Seller Managed Stores for the purposes of this Agreement. The number of shares of TelePlus Common Stock to be issued under this Section 1.02(iv) shall be determined by mutual agreement of the Parties or by audited financial statements provided by an auditor mutually agreed upon by the Parties and paid for by Purchaser.

     Section 1.03.  Time and Place of Closing.  Subject to the satisfaction or
                    -------------------------
waiver of the conditions herein, the closing (the "Closing") of the transactions
                                                   -------
contemplated by this Agreement shall take place on or before May 14, 2004, unless extended or shortened by mutual consent of the Parties.


     Section 1.04.  Delivery of the Common Stock; Payment of Purchase Price.  At
                    -------------------------------------------------------
Closing: (a) the Seller shall deliver to the Purchaser the certificate(s) representing the Common Stock, duly endorsed in blank or accompanied by stock powers duly endorsed in blank; and (b) the Purchaser shall deliver to the Seller the Purchase Price in accordance with Section 1.02. The stock transfer forms in respect of the Common Stock and all transfer and assignments shall be in a form and content satisfactory to Purchaser and appropriate to effectively vest good and marketable title to the Common Stock in Purchaser free and clear of all liens, mortgages, pledges, encumbrances, charges, restrictions or known claims of every kind, nature, or description whatsoever, and immediately registerable in all places where registration of such instruments is necessary or desirable.


                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Subject to all of the terms, conditions and provisions of this Agreement, the Seller, jointly and severally hereby represents and warrants to Purchaser, as of the date hereof and as of the Closing, as follows:

     Section 2.01.  Organization and Qualification.  Smart Cell is a corporation
                    ------------------------------
duly amalgamated, validly existing and in good standing under the laws of the Province of British Columbia. Smart Cell has all requisite power and authority, corporate or otherwise, to own, lease and operate its assets and properties and to carry on its business as now being conducted. Smart Cell does not have any subsidiaries.

     Section 2.02.  Capitalization of Smart Cell; Title to the Common Stock.
                    -------------------------------------------------------
There are an unlimited number of shares of common stock authorized of Smart Cell, of which 100,000 shares of common stock are issued and outstanding, with no par value per share. All of the outstanding shares of common stock have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights. The Common Stock transferred by the Seller to Purchaser will be free and clear of liens. There are no outstanding or authorized subscriptions, options, warrants, calls, rights or other similar contracts, including rights of conversion or exchange under any outstanding debt or equity security or other contract, to which any of the Common Stock will be subject or obligating the Seller and/or Smart Cell to issue, deliver or sell, or cause to be issued, delivered or sold, any other shares of capital stock of Smart Cell or any other debt or equity securities convertible into or evidencing the right to subscribe for any such shares of capital stock or obligating the Seller and/or Smart Cell to grant, extend or enter into any such contract.
There are no voting trusts, proxies or other contracts to which Seller and/or Smart Cell are a party or are bound with respect to the voting of any shares of capital stock of Smart Cell. The Seller has full legal right to sell, assign and transfer the Common Stock to Purchaser and will, upon payment for the Common Stock and delivery to Purchaser of a certificate or certificates representing the Common Stock, transfer good and indefeasible title to the Common Stock to Purchaser, free and clear of liens.

     Section 2.03.  Authority.  The Seller has all requisite power and
                    ---------
authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Seller has duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Seller, as applicable, enforceable against the Seller, as applicable, in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

     Section 2.04.  No Conflict.  The execution and delivery by the Seller of
                    -----------
this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; (b) constitute a breach or violation of any provision contained in the Notice of Articles or Articles (or other like documents) of Smart Cell; (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract (other than the leases listed in paragraphs 1, 2 and 4 of Exhibit A) to which the Seller and/or Smart Cell are a party; or (d) result in or require the creation of any lien upon the Common Stock.

     Section 2.05.  Consents and Approvals.  No governmental approvals and no
                    ----------------------
notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by the Seller of this Agreement or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

     Section 2.06.  Litigation.  There are no claims pending or, to the
                    ----------
knowledge of the Seller and Smart Cell, threatened against or affecting Smart Cell or any of its assets and properties before or by any governmental authority or any other person. The Seller has no knowledge of the basis for any claim, which alone or in the aggregate: (a) could reasonably be expected to result in any liability with respect to Smart Cell; or (b) seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby. To the best of the knowledge of the Seller, there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Smart Cell or any of its assets and properties.

     Section 2.07.  Brokers, Finders and Financial Advisors.  No broker, finder
                    ---------------------------------------
or financial advisor has acted for Seller in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Seller.

     Section 2.08.  Disclosure.  The schedules, documents, exhibits, reports,
                    ----------
certificates and other written statements and information furnished by or on behalf of Seller and identified and listed in Part I of Exhibit "D" to the Purchaser do not contain any material misstatement of fact or, to the knowledge of Seller, omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Seller has not withheld any fact known to them which has or is reasonably likely to have a material adverse effect with respect to Smart Cell.

     Section 2.09.  Title and Related Matters.  Smart Cell has good and
                    -------------------------
marketable title to all of its properties, inventory, interest in properties, and assets, real and personal, tangible and intangible, which are reflected in the management prepared annual financial statements of Smart Cell Ltd. (being one of the three companies which amalgamated to form Smart Cell) ("Original Smart Cell") for the year ending August 31, 2003 and the interim management statements for the period September 1, 2003 to March 31, 2004 for each of Original Smart Cell and Power House Media Inc. or acquired after that date (except properties, inventory, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business or that are part of the Main Street Store, 128th Street Store or the Administrative Office (as defined in Exhibit "A")), free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties; and (c) as otherwise described in this Agreement. Except as otherwise described in this Agreement, Smart Cell owns, free and clear of any liens, claims, encumbrances, royalty interests, or other restrictions or limitations of any nature whatsoever, any and all products it is currently manufacturing, including the underlying technology and data, and all procedures, techniques, marketing plans, business plans, methods of management, or other information utilized in connection with Smart Cell's business. Except as otherwise described in this Agreement, no third party has any right to, and Smart Cell has not received any notice of infringement of or conflict with asserted rights of others with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the business, operations, financial condition, income, or business prospects of Smart Cell or any material portion of its properties, assets, or rights.

     Section 2.10.  Ownership.  The Seller represents and warrants that Seller
                    ---------
owns 100% of the issued and outstanding shares of common stock of Smart Cell that is subject to this Agreement.



                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER
                  -------------------------------------------

     Subject to all of the terms, conditions and provisions of this Agreement, Purchaser hereby represents and warrants to the Seller, as of the date hereof and as of the Closing, as follows:

     Section 3.01.  Authority.  The Purchaser has all requisite power and
                    ---------
authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Purchaser has duly and validly executed and delivered this Agreement and will, on or prior to the Closing, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general equitable principles.

     Section 3.02.  No Conflict.  The execution and delivery by the Purchaser of
                    -----------
this Agreement and the consummation of the transactions contemplated hereby and thereby, do not and will not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws of Purchaser; (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which the Purchaser is a party or by which Purchaser is bound or affected.

     Section 3.03.  Consents and Approvals. No governmental approvals and no
                    ----------------------
notifications, filings or registrations to or with any governmental authority or any other person is or will be necessary for the valid execution and delivery by Purchaser of this Agreement and the closing documents to which it is a party, or the consummation of the transactions contemplated hereby or thereby, or the enforceability hereof or thereof, other than those which have been obtained or made and are in full force and effect.

     Section 3.04.  Litigation.  There are no claims pending or, to the
                    ----------
knowledge of Purchaser, threatened, and Purchaser has no knowledge of the basis for any claim, which either alone or in the aggregate, seeks to restrain or enjoin the execution and delivery of this Agreement or the consummation of any of the transactions contemplated hereby or thereby. There are no judgments or outstanding orders, injunctions, decrees, stipulations or awards against Purchaser which prohibits or restricts, or could reasonably be expected to result in any delay of, the consummation of the transactions contemplated by this Agreement.

     Section 3.05.  Brokers, Finders and Financial Advisors.   No broker, finder
                    ---------------------------------------
or financial advisor has acted for Purchaser in connection with this Agreement or the transactions contemplated hereby or thereby, and no broker, finder or financial advisor is entitled to any broker's, finder's or financial advisor's fee or other commission in respect thereof based in any way on any contract with Purchaser.

     Section 3.06.  Business Development.  Purchaser shall use its reasonable
                    --------------------
commercial efforts to open an additional seven (7) stores in Western Canada (B.C., Alberta, Saskatchewan and Manitoba) by December 31, 2004.

     Section 3.07.  Issuance of TelePlus Common Stock.  Upon their issuance at
                    ---------------------------------
the times required by this Agreement, the Stock Compensation and Performance Shares will be duly and validly, created authorized and issued and outstanding as fully paid and non-assessable shares.

     Section 3.08.  Securities Compliance.  TelePlus Common Stock is listed for
                    ---------------------
trading on the NASDAQ OTCBB and is in compliance in all material respects with the requirements of all applicable securities laws in relation to the issue and trading of its securities and the transactions contemplated herein. TelePlus has filed all necessary reports pursuant to the Securities Exchange Act of 1934 for a period of at least 90 days immediately preceding the date of this Agreement.


                                   ARTICLE IV

                         COVENANTS AND ACKNOWLEDGEMENTS
                        --------------------------------

     Section 4.01.  Further Assurances.  Seller and Purchaser agree that, from
                    ------------------
time to time, whether before, at or after the Closing, each of them will take such other action and to execute, acknowledge and deliver such contracts, deeds, or other documents (a) as may be reasonably requested and necessary or appropriate to carry out the purposes and intent of this Agreement; or (b) to effect or evidence the transfer to the Purchaser of the Common Stock held by or in the name of the Seller.

     Section 4.02.  Conduct of Business.  Except as otherwise contemplated by
                    -------------------
this Agreement, after the date hereof and prior to the Closing or earlier termination of this Agreement, unless Purchaser shall otherwise agree in writing, Seller shall take all steps necessary to ensure that Smart Cell shall

     (a) not take or perform any act or refrain from taking or performing any act which would have resulted in a breach of the representations and warranties set forth in Article II;

     (b) not enter into any agreement (other than a lease in respect of the Main Street Store), or extend an existing agreement that will survive after the Closing;

     (c) not sell, pledge, lease, license, encumber, hypothecate, dispose of or otherwise transfer any of their assets or properties except in the ordinary course of business, or make any payments or distributions to Smart Cell or any of its affiliates; and

     (d) other than the repayment of loans, not make any payments or distributions of assets or properties of Smart Cell to its shareholders.

Prior to the Closing, Seller shall ensure that Smart Cell shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its operations and shall conduct business only in the ordinary course.

     Section 4.03.  Public Announcements.  Except as required by law, without
                    --------------------
the prior written approval of the other party, neither Seller nor Purchaser will issue, or permit any agent or affiliate thereof to issue, any press release or otherwise make or permit any agent or affiliate thereof to make, any public statement or announcement with respect to this Agreement or the transactions contemplated hereby and thereby.

     Section 4.04.  Access to Properties and Records.  For a period of at least
                    --------------------------------
sixty (60) days prior to the Closing Date, Seller will afford to the officers and authorized representatives of Purchaser full access to the properties, books and records of Smart Cell in order that Purchaser may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Smart Cell, and the Seller will furnish Purchaser with such additional financial and operating data and other information as to the business and properties of Smart Cell (the confidentiality of which Purchaser agrees to retain) as Purchaser shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each party hereto shall cooperate fully therein. No investigation by Purchaser hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of Purchaser under this Agreement. In order that Purchaser may investigate as it may wish the business affairs of Smart Cell, Seller shall furnish Purchaser during such period with all such information and copies of such documents concerning the affairs of Smart Cell as Purchaser may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to Purchaser all material facts affecting the financial condition, business operations, and the conduct of operations of Smart Cell.

     Section 4.05.  Audited Financial Statements.  Purchaser must complete an
                    ----------------------------
audit of Smart Cell's business operations and provide audited financial statements pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 (Regulation S-X) within 75 days of Closing and each of David Sidhu, Raghbir Riarh and Sukhjit Sandher (the "Executives") shall cooperate with Purchaser in connection with performance of such audit and the preparation of such audited financial statements.

     Section 4.06.  Acknowledgements Regarding Securities Matters. Seller and
                    ---------------------------------------------
the Company acknowledge that:

     (a) The shares of the TelePlus Common Stock of the Company to be issued to Seller have not been registered under the 1933 Act, nor registered under any state securities law, and are "restricted securities" as that term is defined in Rule 144 under the 1933 Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act. The shares to be issued to Seller will bear the following restrictive legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS."

     (b) The Company and the Sellers shall and do hereby acknowledge that they will accept the opinion of David Loev, current legal counsel to the Company, or any other legal counsel mutually agreed upon that these shares were fully paid for on or prior to Closing and that the Company acknowledges that it will not delay or hinder the processing of any Rule 144 opinion, provided that such subsequent transfer complies with the rules and regulations set forth in Rule 144.

     (c) Seller hereby agrees to enter into an agreement with TelePlus whereby each person included in the term "Seller" agrees not to collectively sell TelePlus Common Stock in an amount that is more than 4% of the daily trading volume of TelePlus Common Stock on any given day or more than 350,000 shares of TelePlus Common Stock in any calendar quarter, beginning one year from the date first written above and ending sixty (60) months thereafter (the "Lock-Up"), which agreement shall be in a form substantially similar to the attached Exhibit C. Seller agrees to be subject to the Lock-Up with respect to Stock Compensation, Performance Shares and shares of TelePlus Common Stock that Seller may acquire as a result of the exercise of options, if any, that Seller may earn pursuant to TelePlus' stock option plan.

     Section 4.07.  Repayment of Loans.  Purchaser shall forthwith upon the
                    ------------------
receipt by Smart Cell of Accounts Receivable, use its best efforts to cause Smart Cell to repay, on a pari passu basis with all creditors of Smart Cell as of the date of Closing, the loans listed in Part II of Exhibit "D".

     Section 4.08.  Leasehold Improvements.  David Sidhu shall pay to TelePlus
                    ----------------------
an amount equal to 40% of the leasehold improvements made to each of the Main Street Store and the Sixth Store up to a maximum of CDN$12,000 for each store. For greater certainty, nothing herein prevents TelePlus from making leasehold improvements that have a cost of more than CDN$30,000 provided, however, that David Sidhu will only be liable for 40% of the first CDN$30,000 (40% x CDN$30,000 = CDN$12,000).

     Section 4.09.  Right of First Refusal to Manage Stores.  TelePlus shall,
                    ---------------------------------------
and use its best efforts to ensure that Smart Cell shall, give the right of first refusal to either Raghbir Riarh or Sukhjit Sandher to manage any new stores owned or operated by Smart Cell or TelePlus or any of its affiliates in Western Canada (British Columbia, Alberta, Saskatchewan and Manitoba) provided, however, that once each of Raghbir Riarh and Sukhjit Sandher are managing seven stored (for a total of fourteen), the right of first refusal shall terminate.

                                    ARTICLE V

                                   CONDITIONS
                                   ----------

     Section 5.01.  Conditions to Obligations of each of the Parties.  The
                    ------------------------------------------------
respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing of the following conditions: (a) no preliminary or permanent injunction or other order, decree or ruling which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect; (b) no claim shall have been asserted, threatened or commenced and no law shall have been enacted, promulgated or issued which would reasonably be expected to (i) prohibit the purchase of, payment for or retention of the Common Stock by Purchaser or the consummation of the transactions contemplated by this Agreement or (ii) make the consummation of any such transactions illegal; and (c) all permits, authorizations, regulatory approvals and third party consents legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained and be in full force and effect at the Closing.

     Section 5.02.  Conditions to Obligations of Seller.  The obligations of
                    -----------------------------------
Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions, except as Seller may waive in writing: (a) Purchaser shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; (b) the representations and warranties of Purchaser in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the Closing; (c) the Company shall have all SEC, state and federal filings and reports current, up to date, in proper form, and be, to the best of management's knowledge, in compliance with all state and federal regulations governing a public company; and (d) the Purchaser has delivered (i) the Purchase Price due and payable at Closing including share certificates representing the Stock Compensation, (ii) duly executed employment agreements ("Employment Agreements") between each of Smart Cell and the Executives, substantially in the form attached as Exhibit "B", (iii) certified copy of a resolution of the board of directors of Purchaser approving this Agreement and the transactions contemplated under this Agreement; and (iv) an opinion of Purchaser's counsel relating to Purchaser's compliance with US securities laws.

     Section 5.03.  Conditions to Obligations of Purchaser.  The obligations of
                    --------------------------------------
Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to Closing of the following additional conditions, except as Purchaser may waive in writing: (a) the Seller shall have complied with and performed in all material respects all of the terms, covenants, agreements and conditions contained in this Agreement which are required to be complied with and performed on or prior to Closing; (b) the representations and warranties of Seller in this Agreement shall have been true and correct on the date hereof or thereof, as applicable, and such representations and warranties shall be true and correct on and at the Closing (except those, if any, expressly stated to be true and correct at an earlier date), with the same force and effect as though such representations and warranties had been made on and at the
Closing; (c) Smart Cell shall owe no liabilities exceeding $           at the
Closing, other than those disclosed to Purchaser; and (d) Purchaser shall have received each of the following dated as of the Closing: (i) a certificate executed by an officer of Smart Cell, individually and in his capacity as officer of Smart Cell, certifying as to fulfillment of the conditions specified in Sections 5.03(a), 5.03(b) and 5.03(c); (ii) the original Articles or Incorporation and Bylaws (or similar documents) of Smart Cell (including any amendments thereto) and stock record and transfer books of Smart Cell, reflecting as of the Closing the name and address of, and the number of shares of common stock owned of record of Smart Cell; (iii) a favorable opinion of legal counsel for Smart Cell regarding the examination and inspection of the books and records of Smart Cell prior to Closing; (iv) the delivery no later than at Closing of customary schedules listing Smart Cell's material contracts, real and personal properties, pending, threatened and contemplated legal proceedings, employee, tangible and intangible assets, and liabilities, including contingencies and commitments; and other information reasonably requested; (v) receipt of unaudited financial statements for Original Smart Cell for the year ending August 31, 2003 as well as management prepared unaudited financial statements for Original Smart Cell and Power House Media Inc. for the interim period ended at March 31, 2004 in accordance with Canadian Generally Accepted Accounting Principles ("GAAP") consisting of a balance sheet and related statement of income for the period then ended which fairly presents the financial condition of each as of their respective dates and for the periods involved; and (vi) executed Employment Agreements.

     Section 5.04.  Termination, Seller's Material Breach.  In the event that
                    -------------------------------------
Purchaser, acting in its sole discretion, is not fully satisfied with the Conditions of Section 5.03, Purchaser, acting in its sole discretion, may terminate this Agreement. In the event that Seller materially breaches this Agreement, Purchaser shall be entitled to recover reasonable attorney's fees and all out of pocket expenses resulting from the transaction contemplated by this Agreement not being completed. In the event Purchaser terminates this Agreement pursuant to this Section 5.04, Seller acknowledges that Seller shall have no cause of action against Purchaser for any reason. In the event Seller brings any action against Purchaser for terminating this Agreement pursuant to this
Section 5.04, Seller shall pay Purchaser USD$500,000 for breaching the terms of this Agreement provided, however, that nothing in this Section 5.04 shall diminish Seller's ability to bring an action against Purchaser for a breach of any other provision of this Agreement.


                                   ARTICLE VI

                                INDEMNIFICATION
                                ---------------

     Section 6.01.  Indemnification of Seller.  Subject to the terms and
                    -------------------------
conditions of this Article VI, Purchaser agrees to indemnify, defend and hold harmless Seller, from and against any and all claims, liabilities and losses which may be imposed on, incurred by or asserted against, arising out of or resulting from, directly or indirectly:

     (a) the inaccuracy of any representation or breach of any warranty of Purchaser contained in or made pursuant to this Agreement which was not disclosed to Seller in writing prior to the Closing; provided that no such notification shall be deemed to waive or abrogate any right of Seller with respect to conditions to Closing in Section 5.02;

     (b) the breach of any covenant or agreement of Purchaser contained in this Agreement; or

     (c) any claim to fees or costs for alleged services by a broker, agent, finder or other person claiming to act in a similar capacity at the request of Purchaser in connection with this Agreement;

provided, however, that Purchaser shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Seller, of any of its obligations under this Agreement or from Seller's gross negligence, fraud or willful misconduct.

     Section 6.02.  Indemnification of Purchaser.  Subject to the terms and
                    ----------------------------
conditions of this Article VI, from and after the Closing, Seller, agrees to indemnify, defend and hold harmless the Purchaser, its respective affiliates, its respective present and former directors, officers, shareholders, employees and agents and its respective heirs, executors, administrators, successors and assigns (the "Purchaser Indemnified Persons"), from and against any and all
              -----------------------------
claims, liabilities and losses which may be imposed on, incurred by or asserted against any Purchaser Indemnified Person, up to a maximum of the amount received by Seller pursuant to Section 1.02, above, arising out of or resulting from, directly or indirectly:

     (a) the inaccuracy of any representation or breach of any warranty of the Seller or Smart Cell contained in or made pursuant to this Agreement which was not disclosed to Purchaser in writing prior to the Closing; provided that no such notification shall be deemed to waive or abrogate any right of Purchaser with respect to conditions to Closing in Section 5.03;

     (b) the breach of any covenant or agreement of Seller contained in this Agreement;

     (c) the failure to disclose any material liability including contingent liabilities; or

     (d) any claim to fees or costs for alleged services rendered by a broker, agent, finder or other person claiming to act in a similar capacity at the request of the Seller in connection with this Agreement;

provided, however, that Seller shall not be liable for any portion of any claims, liabilities or losses resulting from a material breach by Purchaser of its obligations under this Agreement or from a Purchaser Indemnified Person's gross negligence, fraud or willful misconduct.


                                   ARTICLE VII

                                  MISCELLANEOUS
                                  -------------

     Section  7.01.  No  Bankruptcy and No Criminal Convictions.  Each of Seller
                     ------------------------------------------
and Purchaser represent and warrant to the other that neither they, nor their officers, directors or affiliates, promoters, beneficial shareholders or control persons, nor any predecessor thereof have been subject to the following:

     (a) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

     (b) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (c) Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

     (d) Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the "SEC") or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

     Section 7.02.  Notices.  Any and all notices, requests or other
                    -------
communications hereunder shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; or (d) overnight courier service, to the parties at the following addresses or facsimile numbers:


     (i) if to Seller, to:       David Sidhu
                                 2962 Forestridge Place
                                 Coquitlam, B.C., V6E 3M6
                                 Canada

     (ii)  Copies to:            Kevin Price
                                 Fasken Martineau DuMoulin LLP
                                 2100-1075 West Georgia Street
                                 Vancouver, B.C., V6E 3G2
                                 Canada

     (ii) if to Purchaser, to:    TelePlus Enterprises, Inc.
                                  465 St. Jean, Suite 601
                                  Montreal, P.Q., H2Y 2R6
                                  Canada

     (ii)  Copies to:             David M. Loev, Attorney at Law
                                  2777 Allen Parkway
                                  Suite 1000
                                  Houston, Texas  77019
                                  Telephone Number:  (713) 524-4110
                                  Facsimile Number:  (713) 524-4122

or at such other address or number as shall be designated by any of the Parties in a notice to any of the other parties given in accordance with this Section
7.02. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three business days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; and (D) in the case of a notice sent by overnight mail or overnight courier service, the next business day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid.

     Section 7.03.  Benefit and Burden.  This Agreement shall inure to the
                    ------------------
benefit of, and shall be binding upon, the Parties hereto and their successors and permitted assigns.

     Section 7.04.  No Third Party Rights.  Nothing in this Agreement shall be
                    ---------------------
deemed to create any right in any creditor or other person not a party hereto (other than the Purchaser Indemnified Persons) and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party (other than the Purchaser Indemnified Persons).

     Section 7.05.  Amendments and Waiver.  No amendment, modification,
                    ---------------------
restatement or supplement of this Agreement and any attachments hereto shall be valid unless the same is in writing and signed by the Parties hereto. No purported waiver by any party of any default by any other party of any term, covenant or condition contained herein shall be deemed to be waiver of such term, covenant or condition unless the waiver is in writing and signed by the waiving party. No such waiver shall in any event be deemed a waiver of any subsequent default under the same or any other term, covenant or condition contained herein

     Section 7.06.  Assignments.  Purchaser may assign any of its rights,
                    -----------
interests and obligations under this Agreement and must notify Seller in writing.

     Section 7.07.  Counterparts.  This Agreement may be executed in
                    ------------
counterparts and by the different Parties in separate counterparts, each of which when so executed shall be deemed an original and all of which taken together shall constitute one and the same agreement.

     Section 7.08.  Captions and Headings.  The captions and headings contained
                    ---------------------
in this Agreement are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof if any question of intent should arise.

     Section 7.09.  Construction.  The Parties acknowledge that each of them has
                    ------------
had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement with its legal counsel and that this Agreement shall be construed as if jointly drafted by the Parties hereto.

     Section 7.10.  Severability.  Should any clause, sentence, paragraph,
                    ------------
subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

     Section 7.11.  Remedies.  The Parties agree that the covenants and
                    --------
obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if either party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then the other party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such party might be entitled.

     Section 7.12.  Applicable Law.  THIS AGREEMENT AND THE RIGHTS AND
                    --------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF QUEBEC, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     Section 7.13.  Submission to Jurisdiction.  Each of the parties hereby: (a)
                    --------------------------
irrevocably submits to the non-exclusive personal jurisdiction of any Quebec court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Quebec court; and (b) irrevocably waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Quebec court.

     Section 7.14.  Expenses; Prevailing Party Costs.  The Seller and Purchaser
                    --------------------------------
shall pay their own expenses incident to this Agreement and the transactions contemplated hereby and thereby, including all legal and accounting fees and disbursements, and Seller shall be solely liable for any and all expenses of the Seller which are incidental to this Agreement and the transactions contemplated hereby and thereby (other than customary general, administrative and overhead expenses incurred in the ordinary course of business). Notwithstanding anything contained herein or therein to the contrary, if any party commences an action against another party to enforce any of the terms, covenants, conditions or provisions of this Agreement, or because of a breach by a party of its obligations under this Agreement, the prevailing party in any such action shall be entitled to recover its losses, including reasonable attorneys' fees, incurred in connection with the prosecution or defense of such action, from the losing party

     Section 7.15.     Entire Agreement.  This Agreement, together with the
                       ----------------
exhibits or other documents given or delivered pursuant hereto, sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the Parties with respect to the subject matter of this Agreement and the transactions contemplated hereby and thereby, and supersedes all prior negotiations, agreements, arrangements and understandings between the Parties, whether written, oral or otherwise.

     Section 7.16.     Faxed Signatures.  For purposes of this Agreement, a
                       ----------------
faxed signature shall constitute an original signature.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                  "SELLER"


                                   /s/ David Sidhu
                                   ----------------------
                                   David Sidhu
                                   19,600 Shares
                                   -------------

                          /s/ Sukhjit Sandher
                                   ----------------------
                                   Sukhjit Sandher
                                    22,335  Shares
                                   -------------


                                   /s/ Raghbir Riarh
                                   ----------------------
                                   Raghbir Riarh
                                   19,233  Shares
                                   -------------


                                   /s/ Kanwaljit Riarh
                                   ----------------------
                                   Kanwaljit Riarh
                                   19,232 Shares
                                   -------------


                                   /s/ Lovely Sidhu
                                   ----------------------
                                   Lovely Sidhu
                                    19,600  Shares
                                   -------------



                                  "PURCHASER"
                                  TelePlus Enterprises, Inc.


                                   /s/ Marius Silvasan
                                   ----------------------
                                   Marius Silvasan
                                   Chief Executive Officer

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